EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Registration Statements (Nos. 333-64493, 333-124030, 333-124031, 333-151024, 333-197608, 333-207229, 333-231650, 333-263764 and 333-269441) on Form S-8 of CSP Inc. of our report dated December 20, 2024, relating to the consolidated financial statements of CSP Inc., appearing in this Annual Report on Form 10-K of CSP Inc. for the year ended September 30, 2024.

/s/ RSM US LLP

Coral Gables, Florida

December 20, 2024